Exhibit 99.1

Vivakor Announces Pricing of $2.7 Million Registered Direct Offering of Common Stock and Pre-Funded Warrants

Oct. 30, 2025 - PRESS RELEASE — Vivakor, Inc. (“Vivakor” or the “Company”) (Nasdaq: VIVK), an integrated energy infrastructure & environmental services company, today announced that it has entered into securities purchase agreements with a single fundamental institutional investor for the purchase and sale of 13,000,000 shares of its common stock, par value $0.001 per share, and 2,000,000 pre-funded warrants, exercisable at $0.001 per share, in a registered direct offering, for gross proceeds of $2.7 million, before deducting commissions and offering expenses. The closing of the offering is expected to occur on or about October 31, 2025, subject to the satisfaction of customary closing conditions.

D. Boral Capital LLC is acting as exclusive placement agent for the offering.

The proposed offering of the common stock described above is being offered by the Company pursuant to a “shelf” Registration Statement on Form S-3 (File No. 333-269178) filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on February 10, 2023, and the accompanying prospectus contained therein. The offering is being made only by means of a prospectus supplement and accompanying prospectus. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC, which may be obtained, when available, from D. Boral Capital LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022 by email to info@dboralcapital.com, or by calling (212) 970-5150

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Vivakor, Inc.

The company operates in two main business segments: (i) crude oil transportation services, and (ii) facility services for terminaling and storage of crude oil and constituent petroleum products and byproducts, including waste streams.

The company’s transportation services primarily consist of trucking transportation of crude oil and constituent products, including crude oil waste streams, and pipeline transportation of crude oil via the Omega Gathering Pipeline. Its truck transportation services are centered in Colorado’s DJ Basin, Central Oklahoma’s STACK play, and the Permian and Eagle Ford Basins of Texas. These basins are among the most active regions for oil and natural gas exploration and development in the United States. On average, each new oil well in the Permian Basin produces approximately 1,300 barrels of crude oil or more per day. The company utilizes a crude oil trucking fleet to transport oil to a network of facilities where it blends waste streams and off-spec grades of crude oil. Immediate access to flexible and scalable truck transportation solutions is a vital component of oil and natural gas exploration and development. Likewise, the Omega Gathering Pipeline is an approximately forty-five (45) mile crude oil gathering and shuttle pipeline in Blaine County, Oklahoma, the heart of the STACK play. It is tied into the Cushing, Oklahoma storage hub via a connection to the Plains STACK Pipeline.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, including statements regarding the anticipated closing of the offering. These forward-looking statements are often indicated by terms such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “slate,” “target,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Vivakor’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, the risks, uncertainties and other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2025, as amended on May 2, 2025, and in our subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.